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                          AGREEMENT AND PLAN OF MERGER

                                     Between

                              PDK ACQUISITION CORP.

                                       and

                                 PDK LABS, INC.

                                   Dated as of

                                 August 3, 2000


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            AGREEMENT AND PLAN OF MERGER, dated as of August 3 , 2000 (this
"Agreement") between PDK Acquisition Corp., a New York corporation ("Purchaser"), and PDK Labs, Inc., a New York corporation (the "Company").

            WHEREAS, prior to organizing Purchaser, the shareholders of Purchaser (the "Continuing Shareholders") owned, in the aggregate, 672,500 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 0 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock," and together with the Common Stock, the "Shares"), of the Company, representing approximately 28.8% of the shares of Common Stock outstanding (excluding treasury stock) and the right to vote 33.0% of the shares of common stock outstanding (excluding treasury shares). As the Preferred Stock is convertible into Common Stock at a ratio of 0.3-1, the Continuing Shareholders owned, in the aggregate, 30.5% of the Shares of the Company on a fully diluted basis; and

            WHEREAS, the Continuing Shareholders have transferred all of their Shares to the Purchaser in exchange for all the issued and outstanding shares of capital stock of the Purchaser; and

            WHEREAS, it is proposed that the Continuing Shareholders, through their ownership of Purchaser, acquire the remaining issued and outstanding Shares; and

            WHEREAS, it is proposed that Purchaser be merged with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in this Agreement and in the certificate of merger (the "Certificate of Merger"), in substantially the form attached hereto as Exhibit A, and in accordance with New York Law (as hereafter defined); and

            WHEREAS, JW Genesis Capital Markets, Inc. ("Bank") has delivered to the Special Committee of Independent Directors (the "Special Committee") of the Board of Directors of the Company (the "Board"), for the Special Committee's consideration, its written opinion that, subject to the various assumptions and limitations set forth therein as of the date of such opinion, the cash consideration to be received in the Merger by the stockholders of the Company other than Purchaser or it affiliates is fair to such stockholders from a financial point of view; and

            WHEREAS, the Special Committee, at a meeting duly called and held on July 26, 2000, has (A) unanimously determined that (x) $5.00 is a fair price for a share of Common Stock and (y) $8.00 plus accrued and unpaid dividends thereon through the Effective Time is a fair price for a share of Preferred Stock, (B) determined that this Agreement and the transactions contemplated by this Agreement (the "Transactions") are fair to the stockholders of the Company (other than Purchaser and its affiliates), and (C) on the basis of the foregoing and the opinion of Bank, unanimously recommended that the Board approve and authorize the Merger and this Agreement; and

            WHEREAS, the Board, at a meeting duly called and held on August 3, 2000, has (A) approved and adopted this Agreement and the Transactions, including the Merger in accordance with the New York Business Corporations Law ("New York Law") and upon the terms and subject to the conditions set forth in this Agreement, and (B) resolved to recommend that the stockholders of the Company approve and adopt this Agreement and the Merger.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Purchaser and the Company hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

         SECTION 1.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with New York Law, at the Effective Time (as hereinafter defined) Purchaser shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). Notwithstanding anything to the contrary contained in this Section 1.01, Purchaser may elect instead, at any time prior to the fifth business day immediately preceding the date on which the Proxy Statement (as hereinafter defined) is mailed initially to the Company's stockholders, to merge the Company into Purchaser or another corporation controlled by, controlling or under common control with Purchaser. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing and to provide, as the case may be, that Purchaser or such other corporation controlled by Purchaser shall be the Surviving Corporation.

         SECTION 1.02 Effective Time; Closing. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in
Article V, the parties hereto shall cause the Merger to be consummated by filing this Agreement or a certificate of merger (in either case, the "Certificate of Merger") with the Secretary of State of the State of New York, in such form as is required by, and executed in accordance with the relevant provisions of, New York Law (the date and time of such filing being the "Effective Time"). Prior to such filing, a closing shall be held at the offices of Morrison Cohen Singer & Weinstein, LLP, 750 Lexington Avenue, New York, New York, 10022, or such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article V.

         SECTION 1.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of New York Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Purchaser shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

         SECTION 1.04 Certificate of Incorporation; By-laws. (a) Unless otherwise determined by Purchaser prior to the Effective Time, at the Effective Time the Certificate of Incorporation of the Company shall be amended and restated as set forth in Exhibit 1.04 hereto and such Certificate of Incorporation, as amended and restated, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

            (b) Unless otherwise determined by Purchaser prior to the Effective Time, the By-laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

         SECTION 1.05 Directors and Officers. The directors of Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

         SECTION 1.06 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, the Company or the holders of any of the following securities:

            (a) Each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Common Stock to be canceled pursuant to Section 1.06(c) and any Dissenting Shares (as hereinafter defined)) shall be canceled and shall be converted automatically into the right to receive an amount equal to $5.00 in cash (the "Common Stock Merger Consideration") payable, without interest, to the holder of such share of Common Stock, upon surrender, in the manner provided in Section 1.09, of the certificate that formerly evidenced such share of Common Stock;

            (b) Each share of Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 1.06(c) and any Dissenting Shares) shall be cancelled and shall be converted automatically into the right to receive an amount equal to $8.00 plus accrued and unpaid dividends thereon through the Effective Time, in cash (the "Preferred Stock Merger Consideration" and, together with the Common Stock Merger Consideration, the "Merger Consideration") payable, without interest, to the holder of such share of Preferred Stock upon surrender, in the manner provided in Section 1.09, of the certificate that formerly evidenced such share of Preferred Stock.

            (c) Each Share held in the treasury of the Company and each Share owned by Purchaser, any Affiliate of Purchaser or any direct or indirect subsidiary of the Company, immediately prior to the Effective Time shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto; and

            (d) Each share of Common Stock, par value $.01 per share, of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

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         SECTION 1.07 Stock Options. Each stock option (a "Company Stock
Option") outstanding, whether or not exercisable and whether or not vested, at the Effective Time under the PDK Labs, Inc. Non-Qualified Stock Option Plan, as amended (the "Company Stock Option Plan"), shall be canceled by the Company immediately prior to the Effective Time, and each holder of a canceled Company Stock Option shall be entitled to receive at the Effective Time or as soon as practicable thereafter from the Surviving Corporation in consideration for the cancellation of such Company Stock Option an amount (the "Option Spread") equal to the product of (i) the number of Shares previously subject to such Company Stock Option and (ii) the excess, if any, of the Common Stock Merger Consideration over the exercise price per share of Company Common Stock previously subject to such Company Stock Option. The Option Spread, after reduction for applicable tax withholding, if any, shall be paid in cash without interest.

         SECTION 1.08 Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such Shares in accordance with Section 623 of New York Law (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such Shares held by them in accordance with the provisions of such Section 623, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Shares under such Section 623 shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 1.09, of the certificate or certificates that formerly evidenced such Shares.

         SECTION 1.09 Surrender of Shares; Stock Transfer Books. (a) Prior to the Effective Time, Purchaser shall designate a bank or trust company to act as agent (the "Paying Agent") for the holders of Shares in connection with the Merger to receive the funds to which holders of Shares shall become entitled pursuant to Sections 1.06(a) and (b). At the Effective Time, Purchaser shall cause to be deposited with the Paying Agent in immediately available funds the aggregate amount of the Merger Consideration. Such funds shall be invested by the Paying Agent as directed by the Surviving Corporation, provided that such investments shall be in obligations of or guaranteed by the United States of America or of any agency thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Services, Inc. or Standard & Poor's Corporation, respectively, or in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks with capital surplus and undivided profits aggregating in excess of $50 million (based on the most recent financial statements of such bank which are then publicly available at the SEC or otherwise).

            (b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each person who was, at the Effective Time, a holder of record of Shares entitled to receive Common Stock Merger Consideration and/or Preferred Stock Merger Consideration pursuant to Section 1.06(a) or (b), as applicable, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Shares (the "Certificates") shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Common Stock Merger Consideration and/or Preferred Stock Merger Consideration, as the case may be, for each Share formerly evidenced by such Certificate, and such Certificate shall then be canceled. No interest shall accrue or be paid on the Common Stock Merger Consideration or the Preferred Stock Merger Consideration payable upon the surrender of any Certificate for the benefit of the holder of such Certificate. If payment of the Common Stock Merger Consideration and/or Preferred Stock Merger Consideration, as the case may be, is to be made to a person other than the person in whose name the surrendered Certificate is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Common Stock Merger Consideration and/or Preferred Stock Merger Consideration, as the case may be, to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such taxes either have been paid or are not applicable.

            (c) At any time following the sixth month after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of Shares (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Share for any Merger Consideration delivered in respect of such Share to a public official pursuant to any abandoned property, escheat or other similar law.

            (d) At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable law.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                 The Company hereby represents and warrants to Purchaser that:

         SECTION 2.01 Organization and Qualification; Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of New York and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect. When used in connection with the Company, the term "Material Adverse Effect" means any change or effect that, when taken together with all other adverse changes and effects that are within the scope of the representations and warranties made by the Company in this Agreement and which are not individually or in the aggregate deemed to have a Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) or prospects of the Company. Except as set forth on Schedule 2.01, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

         SECTION 2.02 Authority Relative to this Agreement. The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of two-thirds of the then outstanding shares, and the filing and recordation of appropriate merger documents as required by New York
Law). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Purchaser, constitutes a legal, valid and binding obligation of the Company. The Board of Directors has approved the Merger and the Transactions in accordance with the provisions of Section 902 of the New York Law.

         SECTION 2.03 Capitalization. The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"), and 5,000,0000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"). As of the date hereof, (i) 2,320,007 shares of Common Stock and 447,466 shares of Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 1,487,146 shares of Common Stock are held in the treasury of the Company and (iii) 0 shares of Preferred Stock were held in the treasury of the Company. Except as set forth in this Section 2.03, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. All Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

         SECTION 2.04 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or By-laws or equivalent organizational documents of the Company, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company by which any property or asset of the Company is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

            (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities or "blue sky" laws ("Blue Sky Laws") and state takeover laws, and filing and recordation of appropriate merger documents as required by New York Law and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of Merger, or otherwise prevent the Company from performing its obligation under this Agreement, and would not, individually or in the aggregate, have a Material Adverse Effect.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                 Purchaser hereby represents and warrants to the Company that:

         SECTION 3.01 Corporate Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a material adverse effect on the business or operations of Purchaser.

         SECTION 3.02 Capitalization. As of the date hereof, 1,000 shares of Purchaser's Common Stock, par value $.01 per share, are issued and outstanding, all of which have been issued to the Continuing Shareholders in consideration of the respective transfer to Purchaser by each such Continuing Shareholder of all of his or her Shares.

         SECTION 3.03 Authority Relative to this Agreement. Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by New York Law). This Agreement has been duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

         SECTION 3.04 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Purchaser do not, and the performance of this Agreement by Purchaser will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of Purchaser, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Purchaser or by which any of its property or assets is bound or affected, or
(iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Purchaser is a party or by which Purchaser or any property or asset of Purchaser is bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a material adverse effect on the business or operations of Purchaser.

            (b) The execution and delivery of this Agreement by Purchaser do not, and the performance of this Agreement by Purchaser will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and state takeover laws, and filing and recordation of appropriate merger documents as required by New York Law and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent Purchaser from performing its obligations under this Agreement.

         SECTION 3.05 No Current Intent to Sell Business. Purchaser has no current intention to sell, transfer or otherwise dispose of the business of the Company or any material part thereof following the consummation of the Merger, but there can be no assurance that the Surviving Corporation will not determine to cause such a transfer in the future.

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

         SECTION 4.01 Stockholders' Meeting. The Company, acting through the Board, shall, in accordance with applicable law and the Company's Certificate of Incorporation and By-laws, duly call, give notice of, convene and hold an annual or special meeting of its stockholders as soon as practicable for the purpose of considering and approving this Agreement and the Merger (the "Special Meeting"). In connection with the Special Meeting, the Board shall recommend that the shareholders of the Company vote to approve this Agreement and the Merger unless the Special Committee has determined at any time prior to the Special Meeting in good faith, after consultation with and based upon the reasonably concluded advice of (i) Bank that this Agreement or the Merger is no longer in the best interest of the shareholders of the Company and (ii) counsel to the Special Committee that the modification or withdrawal of its recommendation is required to satisfy the fiduciary duties of the Board under applicable law.

         SECTION 4.02 Proxy Materials and Schedule 13E-3. (a) In connection with the Special Meeting, the Company shall prepare and file a preliminary proxy statement relating to the transactions contemplated by this Agreement and the Merger (the "Preliminary Proxy Statement") with the United States Securities and Exchange Commission (the "SEC") and shall use its reasonable best efforts to respond to the comments of the SEC and to cause a definitive proxy statement to be mailed to the Company's shareholders (the "Definitive Proxy Statement") all as soon as reasonably practicable; provided, that prior to the filing of each of the Preliminary Proxy Statement and the Definitive Proxy Statement, the Company shall consult with Purchaser with respect to such filings and shall afford Purchaser reasonable opportunity to comment thereon. Purchaser shall provide the Company with any information for inclusion in the Preliminary Proxy Statement and the Definitive Proxy Statement that may be required under applicable law and is reasonably requested by the Company.

            (b) The Company and Purchaser shall, and shall cause any other Person that may be deemed to be an affiliate of the Company to, prepare and file concurrently with the filing of the Preliminary Proxy Statement a Statement on
Schedule 13E-3 ("Schedule 13E-3") with the SEC. If at any time prior to the Special Meeting any event should occur that is required by applicable law to be set forth in an amendment of, or supplement to, the Schedule 13E-3, the Company and Purchaser shall, and shall cause such Person to, file such amendments or supplements.

         SECTION 4.03 Directors' and Officers' Indemnification and Insurance.
(a) The Certificate of Incorporation of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in the Certificate of Incorporation of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of ten years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at the Effective Time were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by law.

            (b) The Company shall, to the fullest extent permitted under applicable law and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director, officer, employee, fiduciary and agent of the Company (collectively, the "Indemnified Parties") against all costs and expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer, director, employee, fiduciary or agent, whether occurring before or after the Effective Time, for a period of ten years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation, (i) the Company or the Surviving Corporation, as the case may be, shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company or the Surviving Corporation, promptly after statements therefor are received and (ii) the Company and the Surviving Corporation shall cooperate in the defense of any such matter; provided, however, that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that neither the Company nor the surviving Corporation shall be obligated pursuant to this Section 4.03(b) to pay the fees and expenses of more than one counsel for all Indemnified Parties in any single action except to the extent that two or more of such Indemnified Parties shall have conflicting interests in the outcome of such action; and provided, further, that, in the event that any claim for indemnification is asserted or made within such ten-year period, all rights to indemnification in respect of such claim shall continue until the disposition of such claim.

            (c) The Surviving Corporation shall use its best efforts to maintain in effect for six years from the Effective Time, if available, the current directors' and officers' liability insurance policies maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 4.03(c): (i) for period beginning at the Effective Time and ending three years thereafter, more than an amount per year equal to 300% of current annual premiums (the "Current Annual Premiums") paid by the Company for such insurance (which premiums the Company represents and warrants to be approximately $75,000 in the aggregate), and (ii) for the period beginning on the third anniversary of the Effective Time and ending three years thereafter, more than an amount per year equal to 200% of the Current Annual Premiums..

         SECTION 4.04 Financing. Purchaser shall use its reasonable best efforts to obtain the financing required to satisfy the condition to closing set forth in Section 5.02(d). The Company shall cooperate with, and use its reasonable best efforts to assist, Purchaser in obtaining such financing. Purchaser shall keep the Company reasonably informed of the status of its efforts to obtain such financing and shall promptly deliver to the Company any fully executed commitment letters entered into by Purchaser for such financing.

         SECTION 4.05 Further Action; Reasonable Best Efforts. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions, including, without limitation, using its reasonable best efforts to obtain all licenses, permits (including, without limitation, Environmental Permits), consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company as are necessary for the consummation of the Transactions and to fulfill the conditions to the Offer and the Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such action.

         SECTION 4.06 New York Real Property Transfer Taxes. Either Purchaser or the Surviving Corporation shall pay the New York State Tax on real estate transfers and the New York City Real Property Transfer Tax and any similar tax in any other jurisdiction, if any (and any penalties or interest with respect to such taxes), payable in connection with the Merger or the acquisition of a controlling interest in the Company by Purchaser, and shall indemnify and hold harmless the stockholders of the Company from and against any liability with respect to such taxes (including any penalties, interest and professional fees). The Company and Purchaser shall cooperate in the preparation and filing of any required returns with respect to such taxes (including returns on behalf of the stockholders of the Company).

         SECTION 4.07 NASDAQ Listing. Until the Effective Time, the Company shall use all commercially reasonable efforts to maintain the listing of the Common Stock on the NASDAQ system; maintain the registration of such securities under the Securities Exchange Act of 1934, as amended; and comply with the rules and regulations of the SEC.

         SECTION 4.08 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, prior to the Effective Time or earlier termination of this Agreement as provided herein, unless Purchaser shall otherwise agree in writing and except as contemplated by this Agreement:

            (a) The Company shall, and shall cause each of its subsidiaries to, act and carry on its respective business in the ordinary course of business substantially consistent with past practice and use its respective reasonable best efforts to preserve substantially intact its current material business organizations, keep available the services of its current officers and employees (except for terminations of employees in the ordinary course of business) and preserve its material relationships with others having significant business dealings with it;

            (b) The Company shall not (i) amend its certificate of incorporation or bylaws, or (ii) declare, set aside or pay any dividend or other distribution or payment in cash, stock or property in respect of any of its shares of capital stock;

            (c) Neither the Company nor any of its subsidiaries shall (i) issue, grant, sell, pledge or transfer or agree or propose to issue, grant, sell, pledge or transfer any shares of capital stock, stock options, warrants, securities or rights of any kind or rights to acquire any such shares, securities or rights of the Company, any of its subsidiaries or any successor thereto, or (ii) enter into or modify any contract, agreement, commitment or arrangement with respect to any of the foregoing; and

            (d) Neither the Company nor any of its subsidiaries shall split, combine or reclassify any capital stock of the Company or any subsidiary or issue or authorize the issuance of any other securities in respect of, in lieu of or substitution for shares of capital stock of the Company or any subsidiary.

         SECTION 4.09 Notification of Certain Matters. Each of the parties hereto shall, promptly upon obtaining knowledge of any of the following occurring subsequent to the date of this Agreement and prior to the Effective Time, notify all other parties to this Agreement of: (a) any material claims, actions, proceedings, tax audits or investigations commenced or, to its knowledge, threatened in writing, involving or affecting such party or any of its subsidiaries or any of their properties or assets, that if adversely resolved could have a Material Adverse Effect on such party or could prevent, hinder or materially delay the ability of such party to consummate the Merger or the transactions contemplated by this Agreement, (b) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by such party or any of its subsidiaries, under any agreement, lease, indenture or instrument to which such party or any of its subsidiaries is a party or is subject where such a default could have a Material Adverse Effect on such party, or (c) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement. As used in this Section 4.09, with respect to the Company, the term "Material Adverse Effect" shall have the meaning given to it in Section 2.01, and, with respect to Purchaser, the term "Material Adverse Effect" shall mean any effect that is materially adverse to the business, assets, prospects, operations, properties, financial condition or results of operations of Purchaser and its subsidiaries taken as a whole.

         SECTION 4.10 Access to The Company's Books and Records. Upon reasonable notice, the Company shall afford Purchaser and its representatives and representatives of all prospective sources of Financing reasonable access during normal business hours to the properties, books, records and personnel of The Company and its subsidiaries and such additional information concerning the business and properties of The Company and its subsidiaries as Purchaser and its representatives may reasonably request.

         SECTION 4.11 Acquisition Proposals. Any offer or proposal by any Person or group concerning any tender or exchange offer, proposal for a merger, share exchange, recapitalization, consolidation or other business combination involving the Company or any of its subsidiaries or divisions, or any proposal or offer to acquire in any manner, directly or indirectly, a significant equity interest in, or a substantial portion of the assets of, the Company or any of its subsidiaries, other than pursuant to the transactions contemplated by this Agreement, is hereby defined as an "Acquisition Proposal". The Company shall not, nor shall it permit any of its officers, directors, affiliates, representatives or agents to, directly or indirectly, (a) take any action to solicit, initiate or encourage any Acquisition Proposal, or (b) participate in any discussions or negotiations with or encourage any effort or attempt by any other Person or take any other action to facilitate an Acquisition Proposal. From and after the date hereof, the Company, its subsidiaries and all officers, directors, employees of, and all investment bankers, attorneys and other advisors and representatives of, the Company and its subsidiaries shall cease doing any of the foregoing. Notwithstanding the foregoing, the Company or any such Persons may, directly or indirectly, subject to a confidentiality agreement containing customary terms, furnish to any party information and access in response to a request for information or access made incident to an Acquisition Proposal made after the date hereof and may participate in discussions and negotiate with such party concerning any written Acquisition Proposal made after the date hereof (provided that neither the Company nor any such Person, after the date hereof, solicited, initiated or encouraged such Acquisition Proposal), if the Committee shall have determined in good faith based upon the reasonably concluded advice of (i) Bank that such Acquisition Proposal is reasonably likely to lead to a transaction that is materially more favorable to the Company's stockholders and (ii) counsel to the Special Committee that the taking of such action is necessary to discharge the Company's board of directors' fiduciary duties under applicable law. During the term of this Agreement, the board of directors of the Company shall notify Purchaser immediately if any Acquisition Proposal is made and shall in such notice indicate in reasonable detail the identity of the offeror and the terms and conditions of such Acquisition Proposal and shall keep Purchaser promptly advised of all material developments that could culminate in the board of directors withdrawing, modifying or amending its recommendation of the Merger and the other transactions contemplated by this Agreement. During the term of this Agreement, the Company shall not waive or modify any provisions contained in any confidentiality agreement entered into relating to a possible acquisition (whether by merger, stock purchase, asset purchase or otherwise) or recapitalization of the Company unless the Committee shall have determined in good faith based on reasonably concluded advice of counsel to the Special Committee that the taking of such action is necessary to discharge the Company's board of directors' fiduciary duties under applicable law. Notwithstanding the foregoing, the Company may make the disclosure contemplated by Rule 14e-2(a) under the Exchange Act to the extent that such disclosure is required to be taken and made by such Rule; provided, that the Company may only recommend a tender offer giving rise to such obligation as contemplated by such Rule if the Committee has made the good faith determination described in the third preceding sentence.

                                   ARTICLE V

                            CONDITIONS TO THE MERGER

         SECTION 5.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (a) Stockholder Approval. This Agreement and the Transactions shall have been approved and adopted by the affirmative vote of the stockholders of the Company to the extent required by New York Law and the Certificate of Incorporation of the Company;

            (b) No Order. No United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the Merger unlawful or preventing, prohibiting consummation of the Transactions or, with respect to any litigation in connection with the Merger, result in an award of damages that could have a Material Adverse Effect; and

            (c) Fairness Opinion. The Fairness Opinion of Bank referenced in the recitals to this Agreement shall not have been withdrawn at or prior to the Effective Time.

         SECTION 5.02 Conditions to Obligations of Purchaser to Effect the Merger. The obligations of Purchaser to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived by Purchaser:

            (a) The representations and warranties of the Company set forth in
Article II hereof shall be true and correct in all material respects (except that any such representation and warranty that is qualified as to materiality by reference to "Material Adverse Effect" or any similar term shall be true and correct) as of the date of this Agreement and as of the Effective Time as though all of such representations were made on and as of the Effective Time by the Company, and Purchaser shall have received a certificate of the Company signed by the Chief Financial Officer or a Vice President of the Company to that effect, provided that such signatory or signatories shall not have any personal liability in connection therewith;

            (b) The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time and Purchaser shall have received a certificate of the Company signed by the Chief Financial Officer or a Vice President of the Company to that effect, provided that such signatory or signatories shall not have any personal liability in connection therewith;

            (c) No change, condition, event or development shall have occurred that has a Material Adverse Effect; and

            (d) Purchaser shall have obtained financing of at least $10 million to enable it to pay the aggregate Merger Consideration to be paid by it pursuant hereto and to pay fees and expenses of the Merger, including, without limitation, fees and expenses incurred or to be incurred in connection with the financing on terms reasonably acceptable to Purchaser.

                                   ARTICLE VI

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 6.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the stockholders of the Company:

            (a) By mutual written consent duly authorized by the Board of Directors of Purchaser and the Board of Directors of the Company; or

            (b) If any court of competent jurisdiction in the United States or other United States governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting or delaying the Merger and such order, decree, ruling or other action shall have become final and nonappealable; provided, however that each of the parties shall have used reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered; or

            (c) By Purchaser if the Board or any committee thereof shall have withdrawn or modified in a manner adverse to Purchaser its approval or recommendation of this Agreement, the Merger or any other Transaction or shall have recommended another merger, consolidation, business combination with, or acquisition of, the Company or its assets or a tender offer for Shares, or shall have resolved to do any of the foregoing;

            (d) By the Company, upon approval of the Board, if the Board shall have withdrawn or modified in a manner adverse to Purchaser its approval or recommendation of this Agreement, the Merger or any other Transaction or shall have recommended another merger, consolidation, business combination with, or acquisition of, the Company or its assets or a tender offer for Shares, or shall have resolved to do any of the foregoing;

            (e) By Purchaser (i) in the event the Company has breached any representation, warranty, or covenant contained in this Agreement in any material respect, Purchaser has notified the Company of the breach and such breach cannot be or has not been cured within 15 days after the giving of such notice, or (ii) if the Closing shall not have occurred on or before December 31, 2000 and any condition precedent in Article V hereof shall not have been met or fulfilled (unless the failure results primarily from Purchaser breaching any representation, warranty or covenant contained in this Agreement);

            (f) By the Company (i) in the event Purchaser has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Company has notified Purchaser of the breach and such breach cannot be or has not been cured within 15 days after the giving of such notice, or (ii) if the Closing shall not have occurred on or before December 31, 2000 and any condition precedent in Article V hereof shall not have been met or fulfilled (unless the failure results primarily from the Company breaching any representation, warranty, or covenant contained in this Agreement); or

            (g) By the Company or Purchaser if upon a vote at the Special Meeting, any approval of the shareholders of the Company necessary to consummate the Merger and the transactions contemplated hereby shall not have been obtained.

         SECTION 6.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.01, this Agreement shall forthwith become void, and there shall be no liability on the part of any party hereto, except (i) as set forth in Sections 6.03 and 7.01 and (ii) nothing herein shall relieve any party from liability for any willful breach hereof.

         SECTION 6.03 Fees and Expenses. (a) If this Agreement is terminated pursuant to of Section 6.01 (c), (d) or (e)(i) and Purchaser is not in material breach of its material covenants and agreements contained in this Agreement or its representations and warranties contained in this Agreement, the Company shall reimburse Purchaser (and its stockholders and Affiliates) not later than one business day after submission of statements therefor for all out-of-pocket expenses and fees up to $1 million in the aggregate (including, without limitation, fees and expenses payable to all banks, investment banking firms, other financial institutions and other persons and their respective agents and counsel, for arranging, committing to provide or providing any financing for the Transactions or structuring the Transactions and all fees of counsel, accountants, experts and consultants to Purchaser and its respective stockholders and Affiliates, and all printing and advertising expenses) actually incurred or accrued by it or on its behalf in connection with the Transactions, including, without limitation, the financing thereof, and actually incurred or accrued by banks, investment banking firms, other financial institutions and other persons and assumed by Purchaser (or its stockholders or Affiliates) in connection with the negotiation, preparation, execution and performance of this Agreement, the structuring and financing of the Transactions and any financing commitments or agreements relating thereto (all (the foregoing being referred to herein collectively as the "Expenses").

            (b) If this Agreement is terminated pursuant to of Section 6.01(f)(ii), but only if such failure results solely from the failure of the condition precedent set forth in Section 5.02 (d), and if the Company is not in material breach of its material covenants and agreements contained in this Agreement or its representations and warranties contained in this Agreement, the Purchaser shall reimburse the Company, not later than one business day after submission of statements therefor, for all out-of-pocket expenses and fees up to $250,000 in the aggregate, actually incurred or accrued by the Company or on its behalf in connection with the Transactions.

            (c) Except as set forth in this Section 6.03, all cost Except as set forth in this Section 6.03, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not any Transaction is consummated.

            (d) In the event that the Company shall fail to pay any Expenses when due, the term "Expenses" shall be deemed to include the costs and expenses actually incurred or accrued by Purchaser (and its stockholders and Affiliates) (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 6.03, together with interest on such unpaid Expenses, commencing on the date that such Expenses became due, at a rate equal to the rate of interest publicly announced by The Chase Manhattan Bank, from time to time, in the City of New York, as such bank's Base Rate plus 2%.

         SECTION 6.04 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of the Board of Directors of Purchaser and the Board of Directors of the Company at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement and the Transactions by the stockholders of the

Company, no amendment may be made which would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 6.05 Waiver. At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto, (ii) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if (a) it is the result of action taken by or on behalf of the Board of Directors of Purchaser, if Purchaser is the party granting the extension or waiver, or the Board of Directors of the Company, if the Company if the party granting the extension or waiver, and (b) it is set forth in an instrument in writing signed by the party or parties to be bound thereby.

         SECTION 6.06 Special Committee. Any action permitted or required to be taken under this Agreement by the Board, including without limitation any termination of this Agreement pursuant to Section 6.01 hereof, any amendment of this Agreement pursuant to Section 6.04 or any waiver pursuant to Section 6.05, and any consent, approval or determination permitted or required to be made or given by the Company pursuant to this Agreement, shall be made, taken or given, as the case may be, only with the concurrence, or at the direction, of the Special Committee, as the Special Committee may determine, from time to time, in its sole discretion.

                                  ARTICLE VII

                               GENERAL PROVISIONS

         SECTION 7.01 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 6.01, as the case may be, except that the agreements set forth in Article I shall survive the Effective Time indefinitely and those set forth in Section 6.03 shall survive termination indefinitely.

         SECTION 7.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02):

                  if to Purchaser:

                           PDK Acquisition Corp.
                           145 Ricefield Lane
                           Hauppauge, New York 11788
                           Telecopier No: (631) 273-1582
                           Attention: Reginald Spinello
                           with a copy to:

                           Morrison Cohen Singer & Weinstein, LLP
                                                                 -
                           750 Lexington Avenue
                           New York, New York 10022
                           Telecopier No.: (212) 735-8708
                           Attention: Robert H. Cohen


                  if to the Company:

                           PDK Labs, Inc.
                           145 Ricefield Lane
                           Hauppauge, New York 11788
                           Telecopier No: (631) 273-1582
                           Attention: Corporate Secretary

                           with a copy to:

                           Berlack, Israels & Liberman LLP
                           120 West 45th Street
                           New York, New York 10036
                           Telecopier No.: (212)  704-0196
                           Attention: Steven F. Wasserman

         SECTION 7.03 Certain Definitions. For purposes of this Agreement, the term:

            (a) "Affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified person;

            (b) "beneficially own" or any variation thereon with respect to a person holding Shares means that such person shall be deemed to be the beneficial owner of such Shares (i) which such person or any of its Affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its Affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its Affiliates or associates or person with whom such person or any of its Affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Shares;

            (c) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York;

            (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

            (e) "person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

            (f) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, or any other person means an Affiliate controlled by such person, directly or indirectly, through one or more intermediaries.

         SECTION 7.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

         SECTION 7.05 Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that Purchaser may assign all or any of its rights and obligations hereunder to any Affiliate of Purchaser provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

         SECTION 7.06 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 7.07 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         SECTION 7.08 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in the City of New York.

         SECTION 7.09 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 7.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                 IN WITNESS WHEREOF, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          PDK ACQUISITION CORP.
Attest:


                                          By: /s/Reginald Spinello
------------------------------                ---------------------------------
                                              Title: President

                                          PDK LABS, INC.
Attest:
                                          By: /s/Reginald Spinello
------------------------------                ---------------------------------
                                              Title: Chairman